UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2005

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code:   770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

On December 5, 2005, CompuCredit Corporation (the “Company”) entered into an Amended and Restated Affinity Card Program Agreement and Accounts Ownership and Administration Agreement (the “Amended and Restated Affinity Agreement”) with Columbus Bank and Trust Company (“CB&T”), CompuCredit Acquisition Corporation, a subsidiary of the Company, and Synovus Financial Corp., solely for the purposes of specified sections of the Amended and Restated Affinity Agreement.  The Amended and Restated Affinity Agreement amends and restates in its entirety the Affinity Card Agreement among the parties dated as of January 6, 1997 and terminates the Facilities Management Agreement among the parties dated as of August 1, 1998.

The initial term of the Amended and Restated Affinity Agreement expires on March 31, 2009.  Pursuant to the Amended and Restated Affinity Agreement, CB&T will issue, and the Company will market, unsecured, general purpose Visa and MasterCard credit cards.  On a daily basis, the Company will purchase the receivables generated through these cards so long as the accounts underlying these cards remain open.  Since the purchases generated pursuant to these cards cannot be estimated, it is not practical to estimate the amount of the Company’s aggregate obligations to purchase receivables.

A copy of the Amended and Restated Affinity Agreement is filed as Exhibit 10.1 herewith and incorporated by reference herein.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Amended and Restated Affinity Agreement set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01                                             Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits

Exhibit 10.1                                    Amended and Restated Affinity Card Agreement and Accounts Ownership and Administration Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: December 7, 2005	By:	/s/ J.Paul Whitehead, III
J.Paul Whitehead, III
Chief Financial Officer

EXHIBIT INDEX

Form 8-K

December 7, 2005

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Amended and Restated Affinity Card Agreement and Accounts Ownership and Administration Agreement.	X